Exhibit 99.1

Ovid announces positive topline results for the next-generation GABA-

aminotransferase inhibitor, OV329, that demonstrate strong inhibitory activity and a potential best-in-category safety profile

•	An expansive biomarker study confirmed OV329 delivered statistically significant inhibition of GABA-AT as measured across multiple metrics

•	OV329 matched or exceeded inhibition demonstrated by therapeutic doses of first-generation GABA-AT inhibitor, vigabatrin (VGB), as measured on transcranial magnetic stimulation (TMS) [1]

•	Findings confirm OV329 penetrates the brain, engages the target and achieves biological modulation as expected of elevated levels of GABA, the major inhibitory neurotransmitter

•	Safety and tolerability results are supportive of further development and appear to be preferable relative to marketed anti-seizure medicines (ASMs)

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Ovid plans to advance OV329 into a Phase 2a study in drug-resistant focal onset seizures (FOS) and completing a final enabling study to support regulatory filings for its first oral KCC2 direct activator, OV4071, in early 2026

•	Management to hold a conference call webcast on Friday, October 3rd at 8:30 AM ET

NEW YORK, October 3, 2025 — Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need, today announced positive topline results from its Phase 1 healthy volunteer study evaluating the safety, tolerability, pharmacokinetic (PK) and pharmacodynamic (PD) activity of OV329, a next generation GABA-aminotransferase (GABA-AT) inhibitor being developed for drug-resistant epilepsies.

“OV329 was designed to deliver the benefits of a novel GABA-AT inhibitor while avoiding the challenges of existing medicines. Our Phase 1 trial generated the first-in-human data, supported by what we believe is the most extensive biomarker program in early seizure drug development, showing consistent results across multiple validated measures and demonstrating a clean ocular and overall safety profile,” said Dr. Jeremy Levin, DPhil, MB BChir, chairman and chief executive officer of Ovid Therapeutics. “We believe these results reinforce OV329’s therapeutic potential, and we are excited to advance it further in development alongside our rapidly progressing KCC2 direct activator portfolio, as we continue our commitment to developing innovative therapies for patients that address diseases and symptoms caused by excessive neural excitation.”

“The results from this study provide unequivocal evidence that support the advancement of OV329 into further studies in patients with epilepsy,” said Alexander Rotenberg, MD, PhD, Director of Neuromodulation at Boston Children’s Hospital, professor of neurology at Harvard Medical School, and world-leading expert in the application of TMS biomarkers for the study of ASMs. “These early data confirm that OV329 is getting into the brain and exerting concentration-dependent inhibition, as shown by the highly significant correlation between OV329 blood exposure and long-interval intracortical inhibition (LICI). ”

TRIAL DESIGN

The Phase 1 trial evaluated OV329 in 68 healthy volunteers, including 51 participants taking active treatment and 17 participants receiving placebo, across single and multiple ascending dose cohorts. Doses tested ranged from 1 mg – 5 mg. The study assessed safety, tolerability, pharmaco-kinetic and pharmacodynamic activity, with safety evaluations including rigorous ophthalmic evaluations. Extensive exploratory biomarker analyses were conducted in the 3 mg (active n=6; pbo n=2) and 5 mg (active n=15; pbo n=5) MAD cohorts. These analyses leveraged transcranial magnetic stimulation (TMS) as measured with electromyography (EMG) to apply established measures for evaluating anti-seizure medicine such as LICI and the cortical silent period (CSP), which have been previously used to assess the inhibition of therapeutic doses of vigabatrin, or VGB.1,2,3 All TMS biomarkers were studied across two muscle groups; including the first dorsal interosseous (FDI), a muscle in the hand located between the thumb and index finger and the abductor pollicis brevis (APB), a thumb muscle at the base of the palm.

Additionally, magnetic resonance spectroscopy (MRS) and electroencephalography (EEG) were studied to explore markers of target engagement and inhibitory activity, respectively. MRS measured GABA levels in the medial parietal lobe and EEG assessed brainwave activity.

Active participants received OV329 via a once-daily oral capsule at 3 mg or 5 mg doses. All biomarker results compared participant findings from their pre-treated baseline on Day 1 to their post-treatment findings on Day 7 and relative to placebo. Where methods were reproduceable, OV329 outcomes were compared to previously published studies of VGB as measured in healthy volunteers at confirmed therapeutic doses.

OV329 BIOMARKER, SAFETY AND TOLERABILITY RESULTS

In the Phase 1 study, OV329 demonstrated:

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Highly significant GABAergic inhibition as measured via multiple TMS biomarkers. OV329 at a 5 mg dose increased inhibition by 53% (p=0.0001; n=105) as measured on the APB muscle by the LICI 150 milliseconds (ms) from baseline (Day 1) to post-treatment (Day 7) in the 5 mg multiple ascending dose (MAD) cohort. In contrast, placebo showed a nonsignificant reduced inhibition of 24.9% change (p=0.744). OV329 similarly increased inhibition by 44.3% (p=0.0001) as measured on the FDI muscle compared to a nonsignificant change 59.5% in placebo (p=0.135).

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Measures of inhibition were comparable to or exceeded those published for therapeutic doses of VGB[1] (2-3 g). OV329’s inhibition exceeded that of therapeutic doses of VGB (2-3g) as measured by the LICI 150 ms. Prior studies found therapeutic doses of VGB delivered approximately 35% (p<0.005; n=15) inhibition relative to untreated baselines. In comparison, OV329 5 mg demonstrated 53% (p=0.0001; n=10) change in inhibition relative to participants’ untreated baseline on the APB muscle.

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Increases in the CSP, an additional measure of inhibition, were observed. In the 5 mg cohort, OV329 prolongated the CSP in the FDI from 124.08 ms at baseline (Day 1) to 137.00 ms at Day 7 (mean 12.90 ms; p=0.00012) as compared to placebo which changed from 105.11 ms (Day 1) to 107.72 (mean 2.60 ms p = 0.54). As measured in the APB muscle, OV329 prolongated the CSP from 118.40 ms at baseline to 126.28 ms (mean 7.88 ms; p=0.026) at Day 7. The findings further reinforce OV329’s GABAergic, inhibitory activity. The results are consistent with ranges for cortical silent period prolongation as demonstrated by therapeutic doses of VGB in prior studies.[1,3]

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Increased GABA concentrations relative to placebo and participants’ pre-treated baseline. After 7 days of dosing OV329 at 5 mg, mean GABA levels increased in the medial parietal lobe by 7.13% (n=14) compared to 0.24% in placebo (n=4) using MRS and fitting model. Although not statistically significant because of baseline variability, findings are consistent with OV329’s intended mechanism of action. Additionally, EEG showed exploratory changes in brainwave activity that may be suggestive of inhibitory activity.

SAFETY AND TOLERABILITY PROFILE RESULTS

In the Phase 1 study, OV329 demonstrated a favorable safety and tolerability profile with all potentially treatment-related adverse events reported as mild and transient.

Adverse events that are potentially treatment-related include:

•	2 mg repeat dose cohort: headache (n=1; mild severity); and drowsiness (n=1; mild severity)

•	5 mg repeat dose cohort: metallic taste (n=1; mild severity)

Extensive tests were administered to assess ophthalmic changes and visual health, including: best corrected visual acuity, fundus photography, indirect dilated ophthalmoscopy, optical coherence tomography and automated threshold visual field perimetry. No evidence of ophthalmic or retinal changes were observed during dosing and through Day 30, or 21-23 days post-last dose. This result was anticipated from prior preclinical ophthalmic safety characterization studies which demonstrated OV329 enters and then rapidly clears the brain plasma and tissue (within one hour) whereas vigabatrin was shown to preferentially partition and accumulate in the retina.4

Detailed data will be presented at an upcoming medical meeting.

CLINICAL DEVELOPMENT

Ovid is engaging sites and regulators and intends to initiate a Phase 2a randomized placebo-controlled study evaluating OV329 in adult patients with drug-resistant focal onset seizures planned to initiate in Q2 2026 and complete in mid-2027. The Company intends to additionally characterize OV329’s anti-convulsant profile in an open-label seizure study.

Pipeline Update: KCC2 Direct Activator Programs

Ovid is simultaneously advancing candidates from its unique portfolio of potassium-chloride cotransporter 2 (KCC2) direct activators. Several regulatory and clinical milestones are anticipated for the Company’s intravenous and oral KCC2 programs in the next 12 months.

KCC2 is a CNS-specific chloride transporter that plays a central role in regulating neuronal excitability and enabling GABA to exert its inhibitory effect. The Company’s KCC2 portfolio includes multiple unique molecules that bind to and directly activate KCC2. Direct activation of KCC2 is a differentiated approach to restoring neuronal excitation/inhibition balance in the brain and may support a favorable safety profile compared to existing therapies. Anticipated program milestones include:

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OV350 (Intravenous KCC2 direct activator) is currently being studied in healthy volunteers, with topline safety, tolerability and PK data anticipated in Q4 2025. These findings are intended to demonstrate safety and tolerability associated with an entirely new mechanism of action for the brain. PK and exposure modeling findings will help guide Ovid’s development of its KCC2 candidates, including OV4071.

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OV4071 (Oral KCC2 direct activator) Ovid is completing an enabling package for its first oral KCC2 development candidate, OV4071, and intends to file for regulatory clearance in Q1 2026 and initiate a Phase 1/1b SAD/MAD study in Q2 2026. OV4071 is initially being developed for the treatment of various forms of psychoses, in which it has demonstrated biological activity and symptom cessation in a range of animal models. Initial development indications that are intended to be explored in two separate Phase 1b studies are psychoses associated with Parkinson’s disease (PD) and Lewy body dementia (LBD), and schizophrenia. These conditions have defined clinical endpoints and regulatory pathways. Additionally, a ketamine challenge study is proposed to run concurrent to the Phase 1 in mid-2026 and will seek to establish proof-of-mechanism and potentially de-risk future development efforts in schizophrenia.

The Company is advancing additional oral and injectable KCC2 activator programs selected from its proprietary library.

Conference Call Webcast

Ovid will host a webcast with members of the executive team to discuss the data this morning, October 3, 2025, at 8:30am ET. To access the webcast, please visit: https://lifescievents.com/event/cp18gh65d/

For subsequent archived recording of this and other company presentations, please visit the Investors section of Ovid’s website. The archived webcast will remain available for replay on Ovid’s website for at least 30 days.

About OV329

OV329 is a potential next-generation GABA-AT inhibitor being developed for the potential treatment of rare and treatment-resistant forms of epilepsy and seizures, such as seizures associated with status epilepticus, tuberous sclerosis complex, infantile spasms and conditions with focal onset seizures. Low levels of GABA, the primary inhibitory neurotransmitter in the brain, have been linked to neuronal hyperexcitability. OV329 is believed to work by reducing the activity of GABA-AT, thereby increasing levels of GABA in the brain, and potentially suppressing neuronal hyperexcitability known to cause seizures. OV329 may be a potential best-in-class GABA-AT inhibitor.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need. Ovid is advancing a pipeline of novel targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of multiple neurological and neuropsychiatric disorders. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant seizures and other undisclosed indications and; OV350, OV4071 and others within a library of compounds that directly activate the KCC2 transporter, for multiple CNS disorders. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements

This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation: statements regarding the expected timing of initiation, completion, and results and data of Ovid’s clinical studies, including future clinical studies of OV329; the potential use and development of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the potential therapeutic opportunity of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the expected timing of initiation of a proof-of-mechanism trial for OV4071 and the submission to initiate clinical development; Ovid’s clinical pipeline strategy and plans for future clinical studies; the expected timing of IND-enabling and formulation efforts for molecules from Ovid’s KCC2 direct activator library and related regulatory submissions; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions or unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contact

Investor Relations & Media

Victoria Fort

VFort@ovidrx.com

202.361.0445

[1]

Perantozzi M et al. Effect of Vigabatrin on motor responses to transcranial magnetic stimulation: an effective tool to investigate in vivo GABAergic cortical inhibition in humans. Brain Research, Nov. 26, 2004. In this study, vigabatrin was dosed at 50 mg/kg. in keeping with the recommended therapeutic dose of 2,500 – 3,000 mg in patients daily

[2]	Tsuboyama M, Lee Kaye H, Rotenberg A. Biomarkers Obtained by Transcranial Magnetic Stimulation of the Motor Cortex in Epilepsy. Front Integr Neurosci. 2019 Oct 30;13:57
[3]

Ziemann U et al. Effects of antiepileptic drugs on motor cortex excitability in humans: A transcranial magnetic stimulation study. Annals of Neurology, 1996. In this study, vigabatrin was given in a single dose of 2,000 mg.2 subjects in the 5 mg MAD cohort had to be removed due to inconsistent data capture (1 placebo, 1 treated)

[4]	Ovid Therapeutics AES 2024 Poster “OV329 A Potent GABA-AT Inhibitor Does Not Accumulate in Mouse Retina, A Pharmacokinetic Study to Differentiate Eye Accumulation between Vigabatrin”
[5]	Six subjects were unavailable for APB findings because of inconsistent capture, of which five were active and one was placebo